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                          Consent of Independent Auditors



We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated March 15, 1999 with respect to Farm Bureau Life Variable Account and February 15, 1999 with respect to the financial statements of Farm Bureau Life Insurance Company, in Post-Effective Amendment No. 14 to the Registration Statement (Form S-6 No. 33-12789) and related Prospectus of Farm Bureau Life Variable Account dated May 1, 1999.

Our audits also included the financial statement schedules of Farm Bureau Life Insurance Company included in Exhibit 3. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                             /s/ Ernst & Young LLP

Des Moines, Iowa
April 26, 1999